Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jonathan Chou, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6088
claire@headgatepartners.com	ir@nanometrics.com

Nanometrics Reports First Quarter 2018 Financial Results

Record Revenues, Gross Margin and Earnings; Outlook Strengthens for FY 2018

MILPITAS, Calif., May 1, 2018 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its first quarter ended March 31, 2018.

First Quarter 2018 Highlights:

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Record Financial Results. Strong positions with key customers and a continued positive business environment, particularly for memory, helped drive record revenues, gross margin, and earnings per share. Revenues of $82.3 million were up 39% from the first quarter of 2017, and up 5% from the fourth quarter of 2017. Record gross margin was higher than forecast, due to the greater revenue volume and an increased contribution of high-margin upgrades, as well as a favorable accrual adjustment.

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Significant Competitive Wins and Increasing Market Share. The company recently announced two significant competitive wins: the selection of the IMPULSE®+ integrated metrology platform by a leading-edge DRAM manufacturer, and the adoption of Nanometrics’ broad portfolio of fab-wide process control solutions by a domestic China 3D-NAND manufacturer. Both of these new positions resulted in increased market share, stronger revenues for the first quarter, and are also contributing to the company’s strengthened outlook for the full year 2018.

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Strong Free Cash Flow Generation. The company reported $32.7 million in cash flow from operating activities, and after capital expenditures of $1.3 million, generated a record $31.4 million in free cash flow. Total cash, cash equivalents and marketable securities increased $6.9 million quarter-over-quarter, after $23.0 million of stock repurchases, to end the quarter with a balance of $123.9 million.

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Completion of $50 Million Stock Repurchase Program.  Nanometrics completed the $50 million stock repurchase program announced last November, buying back just under two million shares over the last two quarters at an average price of $25.48 per share.

GAAP Results
	Q1 2018	Q4 2017	QoQ D	Q1 2017	YoY D
Revenues (Millions)	$82.3	$78.2	5%	$59.3	39%
Gross Margin	57.7%	56.2%	150 bps	48.0%	970 bps
Operating Margin	25.0%	24.5%	50 bps	9.3%	1570 bps
Net Income (Millions)	$16.4	$10.8	52%	$5.4	206%
Earnings per Diluted Share	$0.67	$0.42	60%	$0.21	223%

Non-GAAP Results
	Q1 2018	Q4 2017	QoQ D	Q1 2017	YoY D
Gross Margin	57.8%	56.4%	140 bps	48.3%	950 bps
Operating Margin	25.6%	25.3%	30 bps	9.9%	1570 bps
Net Income (Millions)	$16.5	$13.6	22%	$4.8	245%
Earnings per Diluted Share	$0.67	$0.53	28%	$0.19	264%

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, severance costs, executive transition and search costs and certain discrete tax items.

“We are very pleased to report stronger-than-expected financial results for the first quarter, in which we achieved new records in revenue, gross margin, earnings per share, and free cash flow,” commented Dr. Pierre-Yves Lesaicherre, president and chief executive officer of Nanometrics. “Our first-quarter revenues reflected both the strength of the capital spending environment for memory devices, as well as our recently-announced significant market share wins, which were immediately impactful to our product sales. Customer demand from

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

both the NAND and DRAM market segments is reflecting that our customers’ ramp in investments is both faster and stronger than we previously forecast, improving our results for the first quarter as well as our outlook for the full year. Further, our results demonstrate that we are executing well toward our financial model targets. While there were a couple of key factors driving our gross margin outperformance that were unique to the first quarter, normalized margins of approximately 56% for the period indicate the company is ahead of schedule in achieving its gross margin targets.

“Our outlook for 2018 has strengthened since last quarter, both in terms of revenue growth and profitability. Our greater market share, higher revenue volume, and increased gross margin are enabling us to make investments in R&D and our global sales organization in support of future growth, while delivering strong profits and cash flows.” Dr. Lesaicherre concluded, “2018 is off to a very strong start, and we are looking forward to delivering a fifth straight year of double-digit revenue growth, with expanding gross and operating margins, increased earnings per share, and significant free cash flow generation. As we invest in new technologies, we are also excited to deliver on our R&D investments, and introduce new products to drive continued growth and outperformance in the years to come.”

First Quarter 2018 Summary

Revenues for the first quarter of 2018 were $82.3 million, up 5.3% from $78.2 million in the fourth quarter of 2017, and up 38.8% from $59.3 million in the first quarter of 2017.  On a GAAP basis, gross margin was 57.7%, compared to 56.2% in the prior quarter and 48.0% in the year-ago period.  Operating income was $20.6 million, compared to $19.2 million in the prior quarter and $5.5 million in the year-ago period.  Net income was $16.4 million or $0.67 per diluted share, compared to $10.8 million or $0.42 per diluted share in the prior quarter and $5.4 million or $0.21 per diluted share in the first quarter of 2017.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and severance included in cost of revenues, gross margin was 57.8%, compared to 56.4% in the prior quarter and 48.3% in the year-ago period.  Non-GAAP operating income also excludes severance included in operating expenses, and executive search and transition costs, and was $21.0 million, compared to $19.8 million in the prior quarter and $5.8 million in the first quarter of 2017. Non-GAAP net income also adjusts for certain discrete tax items and the tax effect of non-GAAP adjustments and was $16.5 million or $0.67 per diluted share, compared to $13.6 million or $0.53 per diluted share in the prior quarter and $4.8 million or $0.19 per diluted share in the first quarter of 2017.

Business Outlook

Management expects second quarter 2018 revenues in the range of $82 to $90 million. Gross margin is expected to be approximately 56%, plus or minus 1%, on both a GAAP and non-GAAP basis. Management expects second-quarter operating expenses to range between $27.0 million and $28.0 million on both a GAAP and non-GAAP basis, and earnings in the range of $0.57 to $0.74 per diluted share on both a GAAP and non-GAAP basis. The earnings per share guidance reflects an improved tax rate of 22% to 23%, compared to the 25% estimate previously in guidance.

Conference Call Details

A conference call to discuss first quarter 2018 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 4785405. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, severance costs, executive transition and search costs, and certain discrete tax items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on Nasdaq Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Forward Looking Statements

Certain statements in this press release, including those found in Dr. Lesaicherre’s quote, under the caption “Business Outlook,” and elsewhere regarding expected future financial performance, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; slowing adoption rate of Nanometrics’ new product; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 30, 2017, as filed with the Securities and Exchange Commission on February 26, 2018 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$65,912	$34,899
Marketable securities	57,975	82,130
Accounts receivable, net	59,034	62,457
Inventories	53,110	52,860
Inventories-delivered systems	1,493	1,534
Prepaid expenses and other	6,905	6,234
Total current assets	244,429	240,114

Property, plant and equipment, net	43,795	44,810
Goodwill	10,611	10,232
Intangible assets, net	3,171	2,206
Deferred income tax assets	9,671	11,924
Other assets	345	413
Total assets	$312,022	$309,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,492	$13,857
Accrued payroll and related expenses	9,669	12,901
Deferred revenue	9,029	7,408
Other current liabilities	7,120	7,249
Income taxes payable	3,565	2,680
Total current liabilities	47,875	44,095

Deferred revenue	1,290	1,661
Income taxes payable	1,409	860
Deferred tax liabilities	186	179
Other long-term liabilities	535	521
Total liabilities	51,295	47,316

Stockholders’ equity:
Common stock	24	26
Additional paid-in capital	234,793	255,368
Retained earnings	26,136	9,113
Accumulated other comprehensive income (loss)	(226)	(2,124)
Total stockholders’ equity	260,727	262,383
Total liabilities and stockholders’ equity	$312,022	$309,699

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017

Net revenues:
Products	$71,019	$48,175
Service	11,294	11,139
Total net revenues	82,313	59,314

Costs of net revenues:
Cost of products	28,593	25,478
Cost of service	6,154	5,337
Amortization of intangible assets	35	52
Total costs of net revenues	34,782	30,867
Gross profit	47,531	28,447

Operating expenses:
Research and development	10,202	8,694
Selling	9,024	7,938
General and administrative	7,741	6,307
Amortization of intangible assets	-	-
Total operating expenses	26,967	22,939
Income from operations	20,564	5,508

Other income (expense):
Interest income	3	1
Interest expense	(96)	(40)
Other income, net	352	(3)
Total other income (expense), net	259	(42)

Income before income taxes	20,823	5,466
Provision for income taxes	4,442	114
Net income	$16,381	$5,352

Net income per share:
Basic	$0.68	$0.21
Diluted	$0.67	$0.21

Shares used in per share calculation:
Basic	24,063	25,133
Diluted	24,483	25,833

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net income	$16,381	$5,352
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	1,724	1,854
Stock-based compensation	2,338	2,164
Loss on disposal of fixed assets	45	63
Inventory write down	95	406
Deferred income taxes	2,062	(479)
Changes in assets and liabilities:
Accounts receivable	8,035	(6,874)
Inventories	315	(2,695)
Inventories-delivered systems	41	(823)
Prepaid expenses and other	(454)	(88)
Accounts payable, accrued and other liabilities	(1,474)	970
Deferred revenue	2,172	3,039
Income taxes payable	1,434	186
Net cash provided by operating activities	32,714	3,075

Cash flows from investing activities:
Payment for acquisition of certain assets	(1,000)	-
Sales of marketable securities	17,435	10,181
Maturities of marketable securities	6,500	24,531
Purchases of marketable securities	-	(36,514)
Purchase of property, plant and equipment	(1,319)	(47)
Net cash provided by (used in) investing activities	21,616	(1,849)

Cash flows from financing activities:
Proceeds from sale of shares under employee stock option and purchase plans	545	1,217
Taxes paid on net issuance of stock awards	(476)	(1,755)
Repurchases of common stock under share repurchase plans	(22,987)	-
Net cash used in financing activities	(22,918)	(538)
Effect of exchange rate changes on cash and cash equivalents	(399)	(333)
Net increase in cash and cash equivalents	31,013	355
Cash and cash equivalents, beginning of period	34,899	47,062
Cash and cash equivalents, end of period	$65,912	$47,417

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2018		December 30, 2017		April 1, 2017
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$47,531	57.7%	$43,973	56.2%	$28,447	48.0%
Non-GAAP adjustments:
Severance included in cost of revenues	-	0.0%	77	0.1%	136	0.2%
Amortization of intangible assets	35	0.0%	50	0.1%	52	0.1%
Non-GAAP gross profit and gross margin, respectively	$47,566	57.8%	$44,100	56.4%	$28,635	48.3%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$20,564	25.0%	$19,162	24.5%	$5,508	9.3%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	35	0.0%	50	0.1%	52	0.1%
Severance included in cost of revenues	-	0.0%	77	0.1%	136	0.2%
Severance included in operating expenses	-	0.0%	509	0.6%	148	0.2%
Executive transition costs	376	0.5%	-	0.0%	-	0.0%
Executive search costs	46	0.1%	-	0.0%	-	0.0%
Total non-GAAP adjustments to operating income	457	0.6%	636	0.8%	336	0.6%
Non-GAAP operating income and operating margin, respectively	$21,021	25.6%	$19,798	25.3%	$5,844	9.9%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$16,381		$10,798		$5,352
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	457		636		336
Discrete tax items and tax effect of non-GAAP adjustments	(344)		(432)		(901)
Tax Reform	-		2,569		-
Non-GAAP net income	$16,494		$13,571		$4,787

GAAP net income per diluted share	$0.67		$0.42		$0.21

Non-GAAP net income per diluted share	$0.67		$0.53		$0.19

Shares used in diluted net income per share calculation	24,483		25,819		25,833

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$32,714	$5,219	$3,075
Purchase of property and equipment	(1,319)	(2,862)	(47)
Free cash flow	$31,395	$2,357	$3,028

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